Exhibit 10.1

SECOND AMENDMENT

TO EMPLOYMENT AGREEMENT

AGREEMENT made this 23rd day of August, 2010, by and between EASTERN SERVICES CORPORATION (“ESC”), a business corporation having its principal place of business at 25 Race Avenue, Lancaster, Pennsylvania, and BRUCE M. ECKERT (the “Executive”), an individual residing in Montgomery County, Pennsylvania.

WITNESSETH:

WHEREAS, the parties entered into an agreement effective September 21, 2004, relating, among other things, to the Executive’s employment by ESC (the “Employment Agreement”); and

WHEREAS, the parties entered into an Amendment to Employment Agreement effective December 17, 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), by executing this document (the “First Amendment”).

NOW, THEREFORE, the parties, intending to be legally bound hereby, further agree as follows:

1. By mutual agreement of ESC and Executive, Executive’s job title and duties as set forth in Exhibit A to the Employment Agreement shall change effective January 1, 2011 as set forth on the attached Amended Exhibit A.

2. Executive agrees that the changes in his job title and duties (Essential Functions) as set forth in Amended Exhibit A is occurring by mutual agreement and does not satisfy the definition of “Good Reason” as set forth in Section 5(a) of the Employment Agreement and therefore should Executive choose to resign within ninety days of January 1, 2011 because of the changes to his job title and duties as set forth in Amended Exhibit A, Executive agrees that he shall not be entitled to receive the benefits provided under Section 6 of the Employment Agreement by reason of the changes in his job title and duties (Essential Functions) as set forth in Amended Exhibit A.

3. In all other respects, the terms of the Employment Agreement and First Amendment are hereby affirmed.

IN WITNESS WHEREOF, the parties have executed this Amendment, or caused it to be executed, on August 23, 2010.

EASTERN SERVICES CORPORATION

By	/s/ Kevin M. Shook

	Date:	August 23, 2010

[CORPORATE SEAL]	Attest	/s/ Wendy Stauffer

	Date:	August 23, 2010

/s/ Bruce M. Eckert
Bruce M. Eckert

	Date:	August 23, 2010

AMENDED EXHIBIT A

Job Title:	Vice Chairman
FLSA Class:	Exempt
Department:	Executive
Reports To:	Board of Directors
Issued/Date Revised:	January 1, 2011

Expectations For All Employees:

Supports the organization’s mission, vision, and values by exhibiting the following behaviors: excellence and competence, collaboration, innovation, respect personalization, commitment to our community, and accountability and ownership.

Job Summary:

The Vice Chairman is accountable for providing strategic leadership for the company by working with the Board of Directors and the Executive Management Team to establish long-range goals, strategies, plans and policies.

Essential Functions:

•	Provide coaching and mentoring to the company’s CEO/President and CFO/Executive Vice President

•	Fulfill the Chairman’s duties in his/her absence at meetings of the Board of Directors.

•	Provide leadership to ensure that the mission and core values of the company are put into practice and maintained.

•	Assist the Executive Management Team as requested in driving the company to achieve and surpass sales, profitability, cash flow and business goals and objectives.

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Assist the Executive Management Team in the development and communication of effective growth strategies and processes including the development and communication of the company’s five year plan to key stakeholders, employees, investors, regulators, business community, etc.

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Provide support and collaboration to the Executive Management Team to develop and implement plans for the operational infrastructure of systems, processes and personnel designed to accommodate the growth objectives of the company.

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Assist the Executive Management Team in attracting, recruiting, and retaining required members of the executive and senior management teams; provides mentoring as a cornerstone to the management career development program.

•	Assists, as required, in raising additional capital at appropriate valuations to enable the company to meet sales, growth and market share objectives.

•	As requested, support the management teams with customer, agency, vendor, investor, financial institutions, and other business partner relations.

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Assist as requested by the Acquisition Committee with developing acquisition strategies and identifying potential opportunities including record review, and supporting the acquisition or similar M&A processes.

•	Help foster a success-oriented, accountable environment within the company.

•	As requested, represent the company with clients, investors, financial institutions, business partners, and associations.

Knowledge, Skills and Abilities Required:

•	10+ years progressive senior management experience in a dynamic and changing business environment.

•	B.S. degree in Accounting, Business or related field; Master’s Degree preferred.

•	Forward thinking individual with high ethical standards and broad based knowledge of entrepreneurial business environment.

•	Strategic visionary with sound technical skills, analytical ability, good judgment and strong operational focus.

•	Ability to anticipate and solve practical problems and/or resolve issues.

•	Ability to lead people and get results through others.

•	Ability to communicate effectively and professionally both verbally and in writing with various constituencies and at all levels; both in and outside of the organization.

•	Comprehensive knowledge of the insurance industry.

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Ability to attend insurance and industry/business functions to promote and present a positive image of the Company; ability to participate in presentations; ability to travel as necessitated by business needs.

The above are not intended to be an all-inclusive list of the duties, responsibilities and requirements of the job described. Rather, they are intended only to describe the general nature of the job.

Board Member Signature	Employee Signature